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                                                                    EXHIBIT 99.3
                                                                    ------------

                              AMENDED AND RESTATED
                          STOCKHOLDER SUPPORT AGREEMENT
                              (UNIDATA Affiliates)

         AMENDED AND RESTATED STOCKHOLDER SUPPORT AGREEMENT, dated as of October 31, 1997, between the undersigned holders (collectively, the "Holders") of shares of the Class A common stock, no par value, and Class B common stock, no par value (collectively, "UNIDATA Common Stock"), of Unidata, Inc., a Colorado corporation ("UNIDATA") and VMARK Software, Inc., a Delaware corporation ("VMARK").


                                    RECITALS

                  A. VMARK and UNIDATA are parties to an Agreement and Plan of Merger and Reorganization dated as of October 7, 1997 (the "Merger Agreement," capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which UNIDATA will be merged with and into VMARK (the "Merger"), and each outstanding share of UNIDATA Common Stock will be converted into the right to receive shares of the common stock, $.01 par value, of VMARK (the "VMARK Common Stock");

                  B. Each Holder, individually or as trustee or custodian, is the owner of the number of shares of UNIDATA Common Stock set forth next to such Holder's name on SCHEDULE 1 to this Agreement (with respect to each Holder, the "UNIDATA Shares") and is an executive officer, director and/or significant stockholder of UNIDATA;

                  C. Pursuant to the Merger, each Holder will receive shares of VMARK Common Stock (such shares, together with any securities which may be paid as a dividend or otherwise issued or delivered in exchange or substitution therefor, hereinafter collectively referred to as the "VMARK Shares") in exchange for the UNIDATA Shares owned by such Holder in accordance with Article I of the Merger Agreement.

                  D. Each Holder has been advised that, as of the date hereof, such Holder may be an "affiliate" of UNIDATA, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act");

                  E. VMARK, UNIDATA and the Holders wish to ensure that the Merger is accounted for as a pooling of interests and constitutes, for federal tax purposes, a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended;



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                  F. VMARK has requested the Holders to agree, and the Holders have agreed, to vote the UNIDATA Shares upon the terms and subject to the conditions specified herein and to agree to such other restrictions and conditions set forth herein; and

                  G. VMARK and the Holders hereby amend and restate in its entirety the Stockholder Support Agreement among them dated as of October 7, 1997.


                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO VOTE UNIDATA SHARES. Until the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms, at every meeting of the stockholders of UNIDATA called with respect thereto, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of UNIDATA with respect thereto, each Holder shall vote the UNIDATA Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and each Holder shall use his or her reasonable efforts to cause the stockholders of UNIDATA to approve the Merger.

         2. REPRESENTATIONS AND WARRANTIES OF HOLDER. Each Holder hereby represents and warrants to VMARK that:

         2.1 This Agreement has been duly executed and delivered by such Holder, and is the legal, valid and binding obligation of such Holder.

         2.2 No consent of any court, governmental authority, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by such Holder.

         2.3 The UNIDATA Shares of such Holder have been duly authorized and validly issued, and are fully paid and nonassessable. The UNIDATA Shares are owned by such Holder free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than this Agreement.

         2.4. The Holder has been advised that the issuance of the VMARK Shares to the Holder pursuant to the Merger will be registered with the SEC on a registration statement on Form S-4. However, the Holder has also been advised that, since the Holder may be an "affiliate" of UNIDATA at the time the Merger is submitted for a vote of the shareholders of UNIDATA and the distribution by the Holder of the VMARK Shares will not be registered under the Act, Rule 145(d) under the Act will restrict the Holder's sales of VMARK Shares received in the Merger.

         2.5 The Holder understands that the Merger is intended to qualify as a generally tax-free reorganization for federal income tax purposes and that such a reorganization


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requires that UNIDATA shareholders maintain a substantial and meaningful continuing equity ownership interest in VMARK after the Merger. The Holder does not now, and will not at the time of the Merger, have any plan or intent to engage in a sale, exchange, transfer, pledge, disposition or any other transaction which results in a reduction in the risk of ownership (any such transaction, a "Sale") with respect to any of the VMARK Shares to be received by the Holder in the Merger, other than any fractional VMARK Shares for which the Holder will receive cash pursuant to the Merger Agreement. The Holder is neither aware of nor participating in currently, and will not at the time of the Merger be aware of or participating in, any written or oral plan pursuant to which the holders of UNIDATA Shares intend to engage in Sales of VMARK Shares to be received in the Merger, other than fractional VMARK Shares for which such holders will receive cash pursuant to the Merger Agreement.

         2.6 The Holder has carefully read this Agreement and the Merger Agreement and has discussed the requirements of each and the limitations upon the disposition of the VMARK Shares received by the Holder, to the extent considered necessary, with counsel for the Holder or with counsel for UNIDATA.

         2.7 Such Holder does not now, and will not at the time of the Merger, have any intention, directly or indirectly, to (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the UNIDATA Shares, (b) deposit any of the UNIDATA Shares into a voting trust or enter into a voting agreement or arrangement with respect to the UNIDATA Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of the UNIDATA Shares.

         3. COVENANTS OF THE HOLDERS. Each Holder hereby acknowledges, agrees and covenants that:

         3.1 Until the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms, subject to the applicable fiduciary duties of a director of UNIDATA, as determined by such director in good faith after consultation with and based upon the advice of legal counsel, he will not, and will not permit any entity under his control, to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Alternative Transaction or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by written consent of UNIDATA's stockholders with respect to an Alternative Transaction; or
(iii) become a member of a "group" (as such term


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is used in Section 13d of the Exchange Act) with respect to any voting securities of UNIDATA with respect to an Alternative Transaction.

         3.2 Any shares of UNIDATA Common Stock that such Holder purchases or with respect to which such Holder otherwise acquires beneficial ownership after the date of this Agreement shall be considered "UNIDATA Shares" and subject to each of the terms and conditions of this Agreement.

         3.3 The Holder shall not sell, transfer or otherwise dispose of, or reduce the Holder's interest in or risk relating to, any UNIDATA Shares that the Holder owns beneficially during the thirty (30) day period immediately preceding consummation of the Merger and the Holder shall not sell, transfer or otherwise dispose of, or reduce the Holder's interest in or risk relating to, any VMARK Shares issued to the Holder pursuant to the Merger, or any VMARK securities issued to the Holder upon exercise of any stock options until financial results covering at least thirty (30) days of the combined operations of UNIDATA and VMARK have been published (within the meaning of Accounting Series Release 130, as amended, of the SEC).

         3.4 The Holder shall not make any sale, transfer or other disposition of the VMARK Shares in violation of the Act or the rules and regulations of the SEC thereunder.

         3.5 The Holder will not sell or otherwise dispose of any VMARK Shares, except pursuant to Rule 145(d) or an effective registration statement or exemption under the Act (provided that the Holder may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of VMARK Shares except as provided herein).

         3.6 Except pursuant to specific written agreements with a Holder, VMARK is under no further obligation to register the sale, transfer or other disposition of the VMARK Shares to be received by the Holder or to take any action necessary in order to make an exemption from registration available.

         3.7 Stop transfer instructions will be given to the transfer agent of VMARK with respect to the VMARK Shares the Holder will receive, and there will be placed on the certificates representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION UNDER THE ACT."



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         If the Holder requests that VMARK remove such legend and such request is accompanied by an opinion from counsel satisfactory to VMARK to the effect that such legend is no longer applicable under federal and state securities laws, VMARK will cause such stock certificate to be issued without such legend.

         3.8 Unless the transfer by the Holder of his or its VMARK Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration under the Act, VMARK reserves the right to put an appropriate legend on the certificates issued to the Holder's transferee.

         4. ASSIGNMENT PROHIBITED. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. This Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees, devisees, permitted successors and assigns of each Holder and any pledgee holding the UNIDATA Share or the VMARK Shares as collateral.

         5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by facsimile, or registered or certified mail, postage prepaid, addressed to the respective parties as follows:

         If to a Holder, to the Holder at the address appearing on the signature page beneath such Holder's name, with a copy to:



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                           Latham & Watkins
                           633 West Fifth Street
                           Suite 4000
                           Los Angeles, CA 90071-2007
                           Attention: Gary Olson, Esq.

         If to VMARK:

                           VMARK Software, Inc.
                           50 Washington Street
                           Westboro, MA 01581-1021
                           Attention: Chief Financial Officer

         With a copy to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, MA 02109
                           Attention: Richard N. Hoehn, Esq.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         7. INDEMNIFICATION. Each Holder shall indemnify VMARK against any loss, damage or expense VMARK may incur as a result of any breach by such Holder of the foregoing representations, warranty and agreements contained herein.

         8. AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement is the entire agreement among the parties and supersedes any prior agreements with respect to the subject matter hereof.

         9. GOVERNING LAW/CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each Holder hereby


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irrevocable submits to the jurisdiction of any Delaware state or federal court sitting in the City of Wilmington, Delaware, in any action or proceeding arising out of or related to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Holder hereby irrevocably consents to the service of process which may be served in any such action or proceeding by certified mail, return receipt requested, by delivering a copy of such process to such Holder at his or her address specified on the signature page hereof or by any other method permitted by law.

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.





                                   * * * * * *



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                     [SIGNATURE PAGE TO AMENDED AND RESTATED
               STOCKHOLDER SUPPORT AGREEMENT - UNIDATA AFFILIATES]

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto individually, by its duly authorized officer or in its capacity as a duly authorized trustee or custodian, all as of the date first above written.

                                        VMARK SOFTWARE, INC.


                                        By: /s/ Charles F. Kane
                                            ------------------------------------
                                            Charles F. Kane
                                            Executive Vice President,
                                            Finance, Chief Financial Officer
                                            and Treasurer

GLENANGUS HOLDINGS CORP.


/s/ James T. Dresher
----------------------------------
Its: President

Attested to:

/s/ Harold Nussenfeld
----------------------------------
Its: Secretary


/s/ James T. Dresher                    /s/ James T. Dresher, Jr.
----------------------------------      ----------------------------------------
James T. Dresher                        James T. Dresher, Jr.


/s/ Jeffrey M. Dresher                  /s/ Jeanne D. Butcher
----------------------------------      ----------------------------------------
Jeffrey M. Dresher                      Jeanne D. Butcher


/s/ Virginia D. Meoli                   /s/ James T. Dresher III
----------------------------------      ----------------------------------------
Virginia D. Meoli                       James T. Dresher III
                                        Trustee of the James Dresher
                                        Irrevocable Trust






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/s/ Marcie Dresher                      /s/ Joshua Dresher
----------------------------------      ----------------------------------------
Marcie Dresher                          Joshua Dresher
Trustee of the Marcie Dresher           Trustee of the Joshua Dresher
Irrevocable Trust                       Irrevocable Trust


/s/ David Brunel                        /s/ Martin T. Hart
----------------------------------      ----------------------------------------
David Brunel                            Martin T. Hart


/s/ Gary Olson                          /S/ John Schaefer
----------------------------------      ----------------------------------------
Gary Olson                              John Schaefer


/s/ Harold Nussenfeld                   /s/ John G. Akers
----------------------------------      ----------------------------------------
Harold Nussenfeld                       John G. Akers


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                                 SCHEDULE 1

      SHAREHOLDER                                  NUMBER OF SHARES
      -----------                                  ----------------

      Akers, Nick                                         89,000

      Brunel, David                                      674,500

      Butcher, Jeanne D.                                 670,000

      Dresher, Jeffrey M.                                670,000

      Dresher, James T.                                2,520,000

      Dresher, James T. Jr.                              655,000

      Dresher, Marcie                                      5,000

      Dresher, Joshua                                      5,000

      Glenangus Holdings Corp.                         4,000,000

      Hart, Martin T.                                    100,000

      Meoli, Virginia D.                                 670,000

      Nussenfeld, Harold                                  75,000

      Olson, Gary                                         50,000

      Schaefer, John                                     100,000



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